UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

Shoe Pavilion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23669	94-3289691
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13245 Riverside Drive, Suite 450
Sherman Oaks, California    91423
(Address of principal executive offices including zip code)

(818) 907 9975
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

Item 8.01.    Other Events.

    On February 24, 2006, the Company announced preliminary unaudited results for the 13-week fourth quarter period of 2005 and for the fiscal year ended December 31, 2005. The Company's year-end audit is currently being completed in connection with the preparation of its 2005 Form 10-K to be filed with the Securities and Exchange Commission by March 31, 2006. Based on further review in connection with the audit, the Company has updated its preliminary unaudited financial results for the fourth quarter and full year 2005 as reflected in the following table.

SHOE PAVILION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and number of stores)

	13-Weeks ended	13-Weeks ended	52-Weeks ended	52-Weeks ended
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005
	Unaudited	Unaudited	Unaudited

Total net sales	$ 29,462	$ 24,797	$ 102,510	$ 85,770
Cost of sales and related occupancy expenses	18,767	15,551	66,588	55,831
Gross profit	10,695	9,245	35,921	29,940
Selling expenses	6,223	5,679	22,369	19,266
General and administrative expenses	2,329	1,837	8,722	6,924
Income (loss) from operations	2,143	1,730	4,831	3,750
Interest expense	(124)	(117)	(505)	(361)
Other income	0	0	1	10
Income (loss) before income taxes	2,020	1,613	4,327	3,399
Income tax (expense) benefit	(775)	(622)	(1,680)	(1,333)
Net income (loss)	$ 1,244	$ 991	$ 2,647	$ 2,066

Earnings (loss) per share:
Basic	$ 0.17	$ 0.15	$ 0.36	$ 0.30
Diluted	$ 0.16	$ 0.14	$ 0.36	$ 0.30

Weighted average shares outstanding:
Basic	7,400	6,801	7,382	6,800
Diluted	7,678	6,970	7,382	6,909

Stores operated at end of period	90	86	90	86

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 29, 2006

By: /s/ Neil T. Watanabe

Name: Neil T. Watanabe
Title: Executive Vice President and Chief Financial Officer